Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT

THIS FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT, dated as of June 12, 2025 (the “Amendment”) is by and among ARCBEST FUNDING LLC, a Delaware limited liability company, as Borrower (the “Borrower”), ARCBEST II, INC., an Arkansas corporation, as Servicer (in such capacity, the “Servicer”), the financial institutions party hereto, as Lenders (in such capacity, the “Lenders”), the financial institutions party hereto, as Facility Agents (in such capacity, the “Facility Agents”), and The Toronto-Dominion Bank (“TD Bank”), as letter of credit issuer (in such capacity, the “LC Issuer”), and as agent and administrator for the Lenders and Facility Agents and their assigns and the LC Issuer and its assigns under the Transaction Documents (together with its successors and assigns in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Servicer, the Lenders, the Facility Agents, the LC Issuer and the Administrative Agent are party to that certain Third Amended and Restated Receivables Loan Agreement, dated as of June 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”);

WHEREAS, concurrently herewith, the Borrower, ArcBest Corporation, the Administrative Agent, the Lenders, the Facility Agents and the LC Issuer are entering into that certain Seventh Amended and Restated Fee Letter, dated as of the date hereof (the “Fee Letter”);

WHEREAS, concurrently herewith, the Borrower, as buyer, the Servicer and the Originators party thereto are entering into that certain Sixth Amendment to Second Amended and Restated Receivables Sale Agreement (the “RSA Amendment”, and together with the Fee Letter, collectively, the “Related Agreements”); and

WHEREAS, the parties hereto agree to amend the Loan Agreement pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.Defined Terms.  Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Loan Agreement.
Section 2.Amendment to Loan Agreement. Effective as of the Effective Date (as defined below) the Loan Agreement is hereby amended to incorporate the changes shown on the marked pages of the Loan Agreement attached hereto as Exhibit A.
Section 3.Conditions Precedent. This Amendment shall be effective as of July 1, 2025 (the “Effective Date”), subject to the satisfaction of each of the following conditions precedent:

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3.1.Execution of the Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed by each of the parties hereto.
3.2.Execution of the Related Agreements. The Administrative Agent shall have received counterparts of each Related Agreement duly executed by each of the parties thereto.
3.3.Upfront Fee.  The Administrative Agent shall have received confirmation that the Upfront Fee (under and as defined in the Fee Letter) has been received by each Facility Agent.
3.4.Deliverables.  The Administrative Agent shall have received on or before the date hereof favorable copies of all bring-down opinions reasonably requested by the Administrative Agent on or prior to the date hereof.
Section 4.Certain Representations and Warranties. Each of the Borrower and the Servicer hereby represent and warrant as of the date hereof and as of the Effective Date, as follows:
4.1.Representations and Warranties.The representations and warranties contained in the Loan Agreement and any other Transaction Document to which such Person is a party are true and correct as of the date hereof and as of the Effective Date and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date).
4.2.Binding Obligations.  This Amendment constitutes the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.3.Power and Authority; Due Authorization, Execution and Delivery.  The execution and delivery by such Person of this Amendment and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder are within its entity power and authority and have been duly authorized by all necessary entity action on its part.  This Amendment and each other Transaction Document to which such Person is a party have been duly executed and delivered by such Person.
4.4.No Conflict.  The execution and delivery by such Person of this Amendment and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its organizational documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Person or its Subsidiaries (except as created under the Loan

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Agreement) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.
4.5.Borrowing Base Deficiency.  No Borrowing Base Deficiency exists.
4.6.Termination Date.  The Termination Date has not occurred.
Section 5.Reference to, and Effect on the Loan Agreement and the Transaction Documents.
5.1.This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Loan Agreement, or any other Transaction Document or an accord and satisfaction in regard thereto.  The Loan Agreement (except as specifically amended herein) shall remain in full force and effect and the Loan Agreement and each of the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto.
5.2.On and after the Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement, and each reference in any other Transaction Document to “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.
5.3.The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, the LC Issuer, the Facility Agents or the Lenders under, nor constitute a waiver of any provision of, the Loan Agreement or any other Transaction Document.
5.4.To the extent that the consent of any party hereto, in any capacity, is required under the Transaction Documents or any other agreement entered into in connection with the Transaction Documents with respect to any of the amendments set forth herein, such party hereby grants such consent.
Section 6.Transaction Document.  This Amendment shall be a Transaction Document under (and as defined in) the Loan Agreement.
Section 7.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.
Section 8.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment.  Delivery of an executed counterpart of a signature page to this Amendment by fax or other means of electronic transmission shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment.  The words “execution”, “executed”, “signed”, “signature”, and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal

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effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 9.GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.  THE BORROWER AND THE SERVICER HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF, OR RELATING TO, THIS AMENDMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Section 10.Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 11.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.
Section 12.Reaffirmation and Ratification of the Performance Guaranty. The agreements and obligations of Parent under the Performance Guaranty are hereby reaffirmed, ratified, brought forward, renewed and extended. The Guarantor hereby ratifies, affirms, reaffirms, acknowledges, and agrees that the Performance Guaranty represents the valid, binding and enforceable obligation of the Guarantor. The Guarantor hereby agrees that the Performance Guaranty is and shall remain in full force and effect in favor of the Administrative Agent for the benefit of the Secured Parties under the Performance Guaranty, until all obligations owing to the Secured Parties thereunder shall have been satisfied in accordance with its terms.
Section 13.Post-Closing Covenant.
13.1.On or prior to the date occurring ninety (90) days following the Fourth Amendment Closing Date (or such later date as may be consented to in writing by the Administrative Agent in its sole discretion), the Borrower and the Servicer shall deliver to the Administrative Agent an amendment to the existing Collection Account Control Agreement regarding the Collection Accounts held at First National Bank of Fort Smith, in form and substance reasonably satisfactory to the Administrative Agent.

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13.2.Notwithstanding anything to the contrary set forth in this Amendment, the Loan Agreement (as amended hereby) or any other Transaction Document, the failure of the Borrower or Servicer to timely perform its respective obligations under this Section 13.2 shall constitute an immediate Event of Default with no grace period.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Third Amended and Restated Receivables Loan Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

ARCBEST FUNDING LLC

By: ArcBest Corporation, its sole member

By: /s/ Amy U. Mendenhall
Name: Amy U. Mendenhall Title: Vice President – Treasury & Investor Relations

ARCBEST II, INC., as Servicer

By: /s/ Amy U. Mendenhall

Name: Amy U. Mendenhall Title: Vice President – Treasurer & Investor Relations

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THE TORONTO-DOMINION BANK, as a Committed Lender, as the LC Issuer, as the Facility Agent for the TD Bank Lender Group and as the Administrative Agent

By: /s/ Luna Mills
Name: Luna Mills Title: Managing Director

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of RELIANT TRUST, by its U.S. Financial Services Agent, THE TORONTO DOMINION BANKS, as a Conduit Lender

By: /s/ Luna Mills
Name: Luna Mills Title: Managing Director

GTA FUNDING LLC, as a Conduit Lender

By: /s/ Luna Mills
Name: Luna Mills Title: Managing Director

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Regions Bank, as a Committed Lender and as the Facility Agent for the Regions Bank Lender Group

By: /s/ Cecil Noble
Name: Cecil Noble Title: Managing Director

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Acknowledged and Agreed to:

ARCBEST CORPORATION

By: /s/ Amy U. Mendenhall
Name: Amy U. Mendenhall Title: Vice President – Treasury & Investor Relations

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EXECUTION VERSION

EXHIBIT A

Exhibit A to ~~Third~~Fourth Amendment, dated as of June 12, ~~2024~~2025

THIRD AMENDED AND RESTATED RECEIVABLES LOAN AGREEMENT

Dated as of June 9, 2021

among

ARCBEST FUNDING LLC,

as Borrower,

ARCBEST II, INC.,

as Servicer,

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,

as Lenders,

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,

as Facility Agents,

and

THE TORONTO-DOMINION BANK,

as the LC Issuer and as Administrative Agent

such Credit Extension or Release, that would constitute an Unmatured Amortization Event;

(iii)	the Facility Termination Date shall not have occurred;
(iv)the aggregate Credit Exposure of the Lenders in any Lender Group would not exceed such Lender Group’s Lender Group Limit;
(v)the Credit Exposure of such Committed Lender, if applicable, does not exceed its Commitment; and
(vi)the Aggregate Credit Exposure does not exceed the lesser of (i) the Facility Limit in effect on such Borrowing Date or date of such Release or Letter of Credit Request and (ii) the Net Pool Balance less the Required Reserve.

ARTICLE VII

COVENANTS

Section 7.1.Affirmative Covenants of the Borrower Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Borrower Party hereby covenants, as to itself, as set forth below:

(a)Financial Reporting. Such Borrower Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent:
(i)Annual Reporting. Within 90 days after the close of each of its fiscal years, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for the Parent and its consolidated subsidiaries for such fiscal year certified in a manner acceptable to the Administrative Agent by Ernst & Young LLP or Grant Thornton LLP, independent public accountants, or any other independent public accountants of recognized national standing. Within 90 days after the close of each of its fiscal years, unaudited financial statements (which shall include balance sheets and statements of income and retained earnings) for the Borrower for such fiscal year, certified in a manner acceptable to the Administrative Agent by the treasurer of the Borrower.
(ii)Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, the balance sheet and consolidated statements of income and a statement of cash flows for the Parent and its consolidated subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer, principal accounting officer, treasurer or corporate controller.
(iii)Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V which shall include, without limitation, calculations of the Adjusted Leverage Ratio for the most

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recently completed fiscal quarter, which is signed by an Authorized Officer of the Servicer, and which is dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)Shareholders Statements and Reports. Promptly after being mailed or otherwise made available to the shareholders of the Parent copies of all financial statements, reports and proxy statements so furnished to them.
(v)S.E.C. Filings. Promptly after becoming publicly available, copies of all registration statements and annual and quarterly periodic reports which the Parent or any of its Subsidiaries files with the SEC. For so long as the Parent is subject to the periodic reporting obligations of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or files any registration statement with the SEC by means of the SEC’s EDGAR system, the Borrower Parties may comply with the covenants set forth in clauses (i), (ii), (iv) and (v) by filing of such registration statements, proxy statements and its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q required by such act on the SEC’s EDGAR system; provided, that one or more of the Borrower Parties shall notify, or cause to be notified, the Administrative Agent promptly upon any such electronic filing.
(vi)Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent, the LC Issuer or a Lender, copies of the same.
(vii)Change in Credit and Collection Policies. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policies, a copy or description, as applicable, of the Credit and Collection Policies then in effect and a notice (A) indicating such change or amendment, and (B) requesting the Administrative Agent’s consent thereto.
(viii)Other Information. Promptly, from time to time, such other information, documents, records or reports relating to (A) the financial condition or operations of such Borrower Party as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, for the benefit of the Lenders, under or as contemplated by this Agreement or (B) the Receivables as the Administrative Agent may reasonably request.
(b)Notices. Such Borrower Party will notify the Administrative Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(i)Amortization Events, Servicer Termination Event, Unmatured Servicer Termination Events or Unmatured Amortization Events. The occurrence of each Amortization Event, Servicer Termination Event, Unmatured Servicer Termination Event and each Unmatured Amortization Event, by a statement of an Authorized Officer of such Borrower Party.

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“Business Day” is utilized in connection with the SMIR, “Business Day” shall mean “U.S. Government Securities Business Day”.

“Calculation Period” A calendar month.

“Canadian Dollar” means the lawful currency of Canada.

“Canadian Obligors” An Obligor who has agreed to pay for a Receivable at a location in Canada.

“Cash-Collateral Amount” With respect to any portion of the LC Obligations which is required to be “Cash-Collateralized”, an amount equal to 100% of such portion of the LC Obligations.

“Cash-Collateralize” To pledge and deposit immediately available funds into the Letter of Credit Collateral Account, as collateral for the LC Obligations, the Cash-Collateral Amount as security for the portion of the LC Obligations being collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the LC Issuer.

“CBA” The Collective Bargaining Agreement effective July 1, 2023 through June 30, 2028 between the International Brotherhood of Teamsters and ABF, as the same may be amended, modified or restated.

“CBA Liquidity Period” The period commencing on the seventh (7th) day prior to any CBA Maturity Date and ending upon the extension of such existing CBA or upon ratification of a subsequent collective bargaining agreement between the International Brotherhood of Teamsters and ABF which replaces the CBA in existence on the ~~Third~~Fourth Amendment Closing Date.

“CBA Maturity Date” The date on which the CBA expires. As of the ~~Third~~Fourth Amendment Closing Date the CBA Maturity Date is June 30, 2028.

“Change of Control” (i) (a) A change in control is reported by the Parent in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (b) any “person” or “group” (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator or any such plan) is or becomes the “beneficial owner” (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of voting capital stock of the Parent (or securities convertible into or exchangeable for such capital stock) representing the Control Percentage or more of the combined voting power of the Parent’s then outstanding capital stock, (ii) the Parent ceases to directly or indirectly own 100% of the outstanding shares of voting stock, membership interests or partnership interests of each Originator, or (iii) the Parent ceases to own 100% of the membership interests of the Borrower.

“Charge-Offs” All Receivables that are written off by the Servicer or should, in accordance with the Credit and Collection Policies, be written off as uncollectible.

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Commercial Paper Notes of such Person or any participating commercial paper conduit maturing on dates other than those on which corresponding funds are received by the applicable commercial paper conduit, other borrowings by such Conduit Lender (other than under any Program Support Agreement) and any other costs and expenses associated with the issuance of Commercial Paper Notes) of or related to the issuance of Commercial Paper Notes or such other borrowings that are allocated, in whole or in part, by the applicable Conduit Lender or participating commercial paper conduit to fund or maintain such Loan (and which may be also allocated in part to the funding of other assets of such Conduit Lender or participating commercial paper conduit); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Loan for such Interest Period, the applicable Facility Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Borrower agrees that any amounts payable to Conduit Lenders in respect of Interest for any Interest Period with respect to any Loan funded by such Conduit Lenders at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Commercial Paper Notes issued to fund or maintain such Loan that corresponds to the portion of the proceeds of such Commercial Paper Notes that was used to pay the interest component of maturing Commercial Paper Notes issued to fund or maintain such Loan, to the extent that such applicable commercial paper conduit had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper Notes (for purposes of the foregoing, the “interest component” of Commercial Paper Notes equals the excess of the face amount thereof over the net proceeds received by the applicable commercial paper conduit from the issuance of Commercial Paper Notes, except that if such Commercial Paper Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Commercial Paper Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Lender in the document pursuant to which such Person becomes a party as a Conduit Lender to this Agreement, or any other writing or agreement provided by such Conduit Lender to the Borrower, the Servicer and the applicable Facility Agent from time to time. Notwithstanding the foregoing, if the CP Rate as determined herein would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Credit Agreement” means that certain ~~Third~~Fourth Amended and Restated Credit Agreement, dated as of ~~September 27, 2019~~October 7, 2022 among the Parent and those of its Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, U.S. Bank National Association, a national banking association, as Administrative Agent, ~~Branch Banking and Trust Company and PNC Bank, National Association, as syndication~~Truist Bank, TD Bank and Regions Bank, as co-syndication agents, and U.S. Bank National Association, as Sole Lead Arranger and Sole Book Runner.

“Credit and Collection Policies” The credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof, as modified from time to time in accordance with this Agreement.

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“Facility Agent” As to any Conduit Lender or Committed Lender, the Person identified on the signature pages to this Agreement as the “Facility Agent” for such Lenders, together with its respective successors and permitted assigns.

“Facility Limit” At any time of determination, the aggregate Commitments of all Lenders, which as of the Restatement Date is equal to $50,000,000, as reduced from time to time pursuant to Section 1.1(b) or increased pursuant to Section 1.1(c); provided, however, that at no time shall any such increase cause the Facility Limit to exceed $150,000,000. References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Credit Exposure.

“Facility Termination Date”The earliest to occur of (i) the Amortization Date, and (ii) July 1, ~~2025~~2026.

“Federal Bankruptcy Code” Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Federal Funds Effective Rate” Means, for any day the greater of (i) the average rate per annum as determined by the Administrative Agent at which overnight Federal funds are offered to the Administrative Agent for such day by major banks in the interbank market, and (ii) if the Administrative Agent is borrowing overnight funds from a Federal Reserve Bank that day, the average rate per annum at which such overnight borrowings are made on that day. Each determination of the Federal Funds Effective Rate by the Administrative Agent shall be conclusive and binding on the Borrower except in the case of manifest error.

“Fee Letter” That certain ~~Sixth~~Seventh Amended and Restated Fee Letter agreement dated as of the ~~Third~~Fourth Amendment Closing Date among the Borrower, the Servicer, the Lenders, the Facility Agents and the Administrative Agent, as it may be amended, restated or otherwise modified and in effect from time to time.

“First Post-Closing Date” June 30, 2021 (or such later date, if any, consented to in writing by the Administrative Agent in its sole discretion).

“Final Payout Date” The date on which all Aggregate Unpaids have been paid in full and the Facility Limit has been reduced to zero.

“Finance Charges” With respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Fourth Amendment Closing Date” means June 12, 2025.

“Fronting Exposure” At any time there is a Defaulting Lender, with respect to the LC Issuer, such Defaulting Lender’s Percentage of the LC Obligations with respect to Letters of Credit issued by the LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash-Collateralized in accordance with the terms hereof.

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“Minimum Collateral Amount” At any time, (i) with respect to Cash-Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the LC Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the LC Issuer in their sole discretion.

“MoLo” MoLo Solutions, LLC, an Illinois limited liability company.

“MoLo Receivable” A Receivable, the Originator of which is MoLo.

~~“MoLo Receivables Inclusion Conditions” means, with respect to the MoLo Receivables, the satisfaction of the following conditions:~~

~~(i) the MoLo Receivables have been fully integrated into the Parent’s financial  reporting systems and the Servicer is able to generate Monthly Reports and Weekly Reports that track and record MoLo Receivables;~~
~~(ii) each Obligor with respect to MoLo Receivables has been instructed to remit  Collections in respect thereof directly to a Lock-Box, Segregated Account or a Collection Account;~~
~~(iii) the Borrower has delivered to the Administrative Agent a written opinion or  opinions of external counsel to MoLo covering true sale and substantive consolidation matters in connection with the Transaction Documents, in form and substance reasonably satisfactory to the Administrative Agent;~~
~~(iv) the Borrower has delivered to the Administrative Agent a written opinion or  opinions of external counsel to MoLo covering corporate, enforceability and security interest matters in connection with the Transaction Documents, in form and substance reasonably satisfactory to the Administrative Agent; and~~
~~(v) the Administrative Agent and each Facility Agent has consented (in their sole  discretion) in writing to the inclusion of the MoLo Receivables in the Net Pool Balance.~~

“MoLo Receivables Inclusion Date” means~~, so long as each of the MoLo Receivables  Inclusion Conditions have been satisfied, the date specified in the MoLo Receivables Inclusion  Notice~~ July 1, 2022.

~~“MoLo Receivables Inclusion Notice” means, with respect to the MoLo Receivables, written notice from the Borrower (or the Servicer on its behalf) to the Administrative Agent and  each Facility Agent (a) that the MoLo Receivables Inclusion Conditions have been satisfied and (b) specifying the proposed MoLo Receivables Inclusion Date.~~

“Monthly Report” A report, in substantially the form of Exhibit VII hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.

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“Monthly Reporting Date” With respect to any calendar month, the second Business Day occurring before the Settlement Date for such calendar month, or such other days of any month as Administrative Agent may request in connection with Section 8.5 hereof.

“Moody’s” Moody’s Investors Service, Inc.

“Net Pool Balance” At any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the Excess Concentration Amount.

“Non-Defaulting Lender” At any time, each Lender that is not a Defaulting Lender at such time.

“Notice of LC Draw” As defined in Section 1.6(d)(ii).

“Obligor” A Person obligated to make payments pursuant to a Contract.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less the amount (if any) then included in the calculation of Excess Concentration Amount with respect to such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Originator” Each of ABF, MoLo, ArcBest ~~Logistics, Inc., an Arkansas corporation, ArcBest~~ International, Inc., a Delaware corporation, Panther II Transportation, Inc., an Arkansas corporation, ArcBest Enterprise Solutions, Inc., an Arkansas corporation, ArcBest Dedicated, LLC, a Nevada limited liability company, and ArcBest II, Inc., an Arkansas corporation.

“Outstanding Balance” Of any Receivable at any time means the then outstanding principal balance thereof. For purposes of calculating the Outstanding Balance of any Receivable that is payable in Canadian Dollars, such amount shall be converted into U.S. Dollars using the Exchange Rate in effect at the time of calculation.

“Parent” ArcBest Corporation, a Delaware corporation.

“Parent Note” The promissory note made or to be made by Parent to Borrower in a principal amount not to exceed $5,000,000, in connection with Parent’s capitalization of Borrower.

“PATRIOT Act” The USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“Payment Recipient” has the meaning assigned to it in Section 11.10(a).

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EXHIBIT III

JURISDICTION OF ORGANIZATION OF THE BORROWER PARTIES; PLACES OF BUSINESS OF THE BORROWER PARTIES; LOCATIONS OF RECORDS;

FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

ARCBEST II, INC.

Jurisdiction of Organization: Arkansas

Principal places of business:

8401 McClure Drive

Fort Smith, Arkansas 72916

Location(s) of Records:

8401 McClure Drive

Fort Smith, Arkansas 72916

Federal employer identification number: ~~71-0673405~~81-4388026

Legal, Trade & Assumed Names: ArcBest II, Inc., U-Pack and ArcBest

ARCBEST FUNDING LLC

Jurisdiction of Organization: Delaware

Principal Place(s) of Business: Ft. Smith, Arkansas

Location(s) of Records: 8401 McClure Drive, Fort Smith, Arkansas 72916

Federal Employer Identification Number: 27-1518269

Legal, Trade and Assumed Names: ArcBest Funding LLC

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EXHIBIT IV

NAMES OF COLLECTION BANKS AND SEGREGATED ACCOUNT BANKS; LOCK-BOXES, SEGREGATED ACCOUNTS AND COLLECTION ACCOUNTS

Collection
[ ]
Account Number:	[ ]

Collection Accounts
[ ]
Account Number:		[ ]

Segregated Accounts

Bank	Account Number
[ ]	[ ]

780736911 21673258